UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2016

CHAPARRAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (405) 478-8770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Cleansing Materials

Chaparral Energy, Inc. (the “Company”) is making the disclosure herein of certain material non-public information (the “Indicative Term Sheet”), which it received in connection with the previously disclosed confidential discussions that have taken place between certain holders of the Company’s senior notes (collectively, the “Noteholders”) and certain lenders under the Company’s Eighth Restated Credit Agreement, dated as of April 12, 2010 (collectively, the “Lenders”) and their respective financial and legal advisers regarding a potential refinancing or restructuring of the Company’s debt (a “Transaction”). The Indicative Term Sheet contains descriptions of a non-binding agreement in principle among the Noteholders and certain members of a steering committee of the Lenders with respect to a potential Transaction. The Indicative Term Sheet does not contain all of the terms and conditions that are applicable to a potential Transaction. The Indicative Term Sheet is attached in Exhibit 99.1 hereto.

The Company is also making the disclosure herein of certain material non-public information which it provided to the Noteholders and Lenders and their respective financial and legal advisers (the “Company Presentation and Projections”) in connection with the above referenced discussions. The Company Presentation and Projections is attached in Exhibit 99.2 hereto.

Any operational information, financial projections, forecasts, budgets or design modifications with respect to the Company’s operations (the “projections”) were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission (the “SEC”) or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The inclusion of the information in the Company Presentation and Projections should not be regarded as an indication that the Company or its affiliates or representatives consider the Company Presentation and Projections to be a reliable prediction of future events, and the Company Presentation and Projections should not be relied upon as such. Neither the Company nor any of its affiliates or representatives has made or makes any representation to any person regarding the projections, and none of them undertakes any obligation to publicly update such information to reflect circumstances existing after the date when the information was made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

This current report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, does not and will not constitute an offer to sell or the solicitation of an offer to buy securities, nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. This information in this current report on Form 8-K is being furnished pursuant to and in accordance with Rule 135c under the Securities Act.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and the exhibit furnished hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

Many of the statements included or incorporated in this Current Report on Form 8-K and the furnished exhibit constitute “forward-looking statements.” In particular, they include statements relating to future actions, strategies, future operating and financial performance, and the Company’s future financial results. These forward-looking statements are based on current expectations and projections about future events. Readers are cautioned that forward-looking statements are not guarantees of future operating and financial performance or results and involve substantial risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of the Company may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein).

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description

99.1	Indicative Term Sheet
99.2	Company Presentation and Projections

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 30, 2016

	By:	/s/ JOSEPH O. EVANS
	Name:	Joseph O. Evans
	Title:	Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Indicative Term Sheet
99.2	Company Presentation and Projections